UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported):  April 29, 2005
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                             AGU Entertainment Corp.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

        005-79752                                        84-1557072
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(Commission File Number)                      (IRS Employer Identification No.)


  3200 West Oakland Park Blvd., Lauderdale Lakes, Florida            33311
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         (Address of Principal Executive Offices)                 (Zip Code)

                                 (954) 714-8100
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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FORWARD-LOOKING STATEMENTS

         This document may include a number of "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance and include statements regarding management's intent, belief or current expectations, which are based upon assumptions about future conditions that may prove to be inaccurate. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risk and uncertainties, and that as a result, actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, among other things, the volatile and competitive markets in which we operate, our limited operating history, our limited financial resources, our ability to manage our growth and the lack of an established trading market for our securities. When considering forward-looking statements, readers are urged to carefully review and consider the various disclosures, including risk factors and their cautionary statements, made by us in this document and in our reports filed with the Securities and Exchange Commission.

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

           On April 29, 2005, The Tube Music Network, Inc. ("The Tube"), the television music network subsidiary of AGU Entertainment Corp. (the "Company"), entered into a technical services agreement, dated as of December 1, 2004 (the "Services Agreement"), with Skyport Services, Inc. ("Skyport"), a subsidiary of Equity Broadcasting Corporation. Equity Broadcasting Corporation is a stockholder of the Company and has provided contract services to the Company valued at approximately $162,500 since January 1, 2004. The Services Agreement provides that Skyport will broadcast The Tube and provide The Tube with origination services, transmission and compression services, post-production services, and satellite reception authorization services. The Services Agreement provides the terms and conditions of broadcasting, as well as the obligations of each of the parties.

           Pursuant to the terms of the Services Agreement, The Tube will pay a monthly service fee to Skyport as set forth in the Services Agreement, which fee increases at a rate of 3% per year. Prior to the execution of the Services Agreement, The Tube paid the monthly service fee for the first full month, a one-time charge as set forth in the Services Agreement, the monthly service fee for one additional month, and a security deposit to Skyport. The initial term of the Services Agreement expires on November 30, 2005 and automatically renews for successive twelve-month periods (each such twelve-month period referred to as an "extended term") until either party gives written notice to the other party, at least six months prior to the scheduled termination date of each extended term, of its intent to cancel the Services Agreement. Subject to certain conditions defined in the Services Agreement, each of the parties may terminate the Services Agreement (i) upon a material breach of the Services Agreement, other than the failure to pay the monthly service fee, if such breach is not cured within 30 days of receipt of written notice of such breach, and (ii) if the other party, among other things, files any proceeding in bankruptcy and such petition is not discharged within 60 days. The Tube may terminate the Services

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Agreement by providing a minimum of three months' prior written notice, accompanied by a payment of 75% of the total monthly service fee due for the remainder of the term, to Skyport, and Skyport may terminate the Services Agreement immediately upon notice to The Tube that (i) Skyport is no longer able to provide the services specified in the Services Agreement, (ii) Skyport's agreement with PanAmSat Corporation has been terminated, (iii) The Tube is airing content that would violate applicable laws, or (iv) Skyport is no longer providing satellite time to third parties.

           Pursuant to the terms of the Services Agreement, each of the parties agreed to indemnify the other party from claims that relate to, or arise from,
(i) intentional or willful conduct or negligence of any employee or agent, (ii) infringement on a third parties' rights, (iii) breach of any representation or warranty made in the Services Agreement, (iv) breach or default of performance of any of covenant made in the Services Agreement, (v) acts or omissions in violation of applicable laws, or (vi) any actual or alleged infringement or misappropriation of any intellectual property. The Company also agreed to indemnify Skyport against any other claim based on the content of its programming.

           The foregoing brief summary of the agreement entered into by The Tube is not intended to be complete and is qualified in its entirety by reference to the agreement.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   May 5, 2005                      AGU ENTERTAINMENT CORP.


                                               By: /s/ John W. Poling
                                                 -----------------------------
                                               Name: John W. Poling
                                               Title:   Chief Financial Officer